                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 14, 2006
                -------------------------------------------------
                Date of Report (Date of earliest event reported):

                            NEW FRONTIER ENERGY, INC.
              -----------------------------------------------------
               (Exact name of registrant as specified in charter)

        Colorado                        0-50472                 84-1530098
        --------                        -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 730-9994
             ------------------------------------------------------
               Registrant's telephone number, including area code:

                                 Not Applicable.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     This Current Report on Form 8-K/A (the "Amendment") amends and supplements the Current Report on Form 8-K filed by New Frontier Energy, Inc. (the
"Company") on December 15, 2006 (the "Initial Form 8-K") disclosing the
Company's acquisition of Cedar Ridge, LLC's 36.66667% working interest
(29.33336% net revenue interest) in eleven gas and two water disposal wells together with 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming (the "Cedar Ridge Interests").

     On November 30, 2006, the Company closed on the acquisition of the Cedar
Ridge Interests in escrow, pending receipt by Cedar Ridge of the purchase price for the Cedar Ridge Interests and satisfactory evidence of bonding. On December
4, 2006, the Company paid the purchase price for the Cedar Ridge Interests and on December 14, 2006, the Company provided evidence of bonding and the acquisition of the Cedar Ridge Interests was completed effective December 14,
2006.

     This Amendment amends and supplements Items 9.01(a) and 9.01(b) of the
Initial Form 8-K to include the audited balance sheet as of December 31, 2005 and audited statements of operations, statements of changes in equity, and statements of cash flow for the fiscal years ended December 31, 2005 and 2004 of
Cedar Ridge's Interests as well as the Company's pro-forma balance sheet as of
November 30, 2006 and statement of operations for the period ended November 30,
2006 reflecting the acquisition of the Cedar Ridge Interests as of November together with the pro-forma statement of operations for the year ended February
28, 2006.

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          Report of Independent Public Accounting Firm
          Audited Balance Sheet at December 31, 2005
          Audited Statements of Operations for the years ended December 31, 2005 and 2004
          Audited Statements of Changes in Equity for the years ended December
          31, 2005 and 2004
          Audited Statements of Cash Flow for the years ended December 31, 2005 and 2004
          Notes to Financial Statements

          Unaudited Balance Sheet at October 31, 2006
          Unaudited Statements of Operations for the ten months ended October
          31, 2006 and 2005
          Unaudited Statements of Cash Flow for the ten months ended October 31,
          2006 and 2005
          Notes to the unaudited financial statements

     (b)  Pro forma financial information.

          Unaudited Pro-Forma Balance Sheet at November 30, 2006
          Unaudited Pro-Forma Statement of Operations nine months ended November
          30, 2006
          Unaudited Pro-Forma Statements of Operations for the twelve months ended February 28, 2006

     (d)  Exhibits

          Exhibit 99.1      Press Release entitled "New Frontier Energy,  Inc.
                            Announces  Completing the Acquisition of the
                            Operator's 36.7% Working Interest in the Slater Dome
                            Field" dated December 15, 2006

                                       2

                             SLATER DOME PROPERTIES

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                        Page
                                                                       ------

 Report of Independent Registered Public Accounting Firm                 F-1

 Financial Statements
      Balance Sheet                                                      F-2
      Statements of Operations                                           F-3
      Statements of Changes in Equity                                    F-4
      Statements of Cash Flows                                           F-5

 Notes to Financial Statements                                           F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

New Frontier Energy, Inc.

We have audited the accompanying balance sheet of Slater Dome Properties as of
December 31, 2005, and the related statements of operations, equity, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Slater Dome Properties as of
December 31, 2005, and the results of its operations, and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP
-----------------------------------------

Denver, Colorado

February 20, 2007

                                       F-1

                             SLATER DOME PROPERTIES
                                  BALANCE SHEET
                                December 31, 2005

                                     ASSETS
CURRENT ASSETS
      Accounts receivable, trade                                      $   42,310

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $172,500                                            2,507,453
                                                                      ----------

                                                                      $2,549,763
                                                                      ==========

                             LIABILITIES AND EQUITY
CURRENT LIABILITIES
      Accounts payable                                                $  168,831

LONG TERM LIABILITIES
      Asset retirement obligation                                         76,000

EQUITY
      Owner's equity                                                   2,304,933
                                                                      ----------

                                                                      $2,549,763
                                                                      ==========

              See accompanying notes to the financial statements.

                                       F-2

                             SLATER DOME PROPERTIES
                            STATEMENTS OF OPERATIONS

                                                             Year Ended
                                                      December 31    December 31
                                                          2005           2004
                                                       ---------      ---------
Operating revenues
   Oil and gas sales                                   $  98,234      $      --
                                                       ---------      ---------

Operating expenses
   Exploration costs, including dry holes                  6,534            352
   Lease operating expenses                              743,306        127,001
   General and administrative                             23,781         13,200
   Depreciation, depletion and amortization              172,500             --
                                                       ---------      ---------
        Total operating expenses                         946,122        140,553
                                                       ---------      ---------

(Loss) from operations                                  (847,888)      (140,553)
                                                       ---------      ---------

Income taxes
   Current                                                    --             --
   Deferred                                                   --             --
                                                       ---------      ---------
                                                              --             --
                                                       ---------      ---------

Net (loss)                                             $(847,888)     $(140,553)
                                                       =========      =========

               See accompanying notes to the financial statements.

                                       F-2

                             SLATER DOME PROPERTIES
                         STATEMENTS OF CHANGES IN EQUITY

                                                     Accumulated
                                        Equity         Deficit          Total
                                     -----------     -----------     -----------

Balance December 31, 2003            $ 1,333,152     $   (57,302)    $ 1,275,850
     Capital contributions               769,216         769,216              --
     Net (loss) for the year            (140,553)       (140,553)             --
                                     -----------     -----------     -----------
Balance December 31, 2004              2,102,368        (197,855)      1,904,513
     Capital contributions             1,248,308       1,248,308              --
     Net (loss) for the year            (847,888)       (847,888)             --
                                     -----------     -----------     -----------
Balance December 31, 2005            $ 3,350,675     $(1,045,742)    $ 2,304,933
                                     ===========     ===========     ===========

               See accompanying notes to the financial statements.

                                      F-4

                             SLATER DOME PROPERTIES
                            STATEMENTS OF CASH FLOWS

                                                             Year Ended
                                                     December 31    December 31
                                                         2005          2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                        $  (847,888)   $  (140,553)
   Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
        Depreciation, depletion and amortization         172,500             --
        (Increase) decrease in assets:
           Accounts receivable, trade                    (42,310)            --
        Increase (decrease) in liabilities:
           Accounts payable                               69,512         67,980
                                                     -----------    -----------

     Net cash (used in) operating activities            (648,186)       (72,572)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                   (600,121)      (696,644)
                                                     -----------    -----------

     Net cash (used in) investing activities            (600,121)      (696,644)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Capital contribution                                1,248,308        769,216
                                                     -----------    -----------

     Net cash provided by financing activities         1,248,308        769,216
                                                     -----------    -----------

INCREASE (DECREASE) IN CASH                                   --             --

BEGINNING BALANCE                                             --             --
                                                     -----------    -----------

ENDING BALANCE                                       $        --    $        --
                                                     ===========    ===========

Cash paid for interest                               $        --    $        --
                                                     ===========    ===========

Supplemental schedule of non-cash investing
   and financing activities:
     Asset retirement obligation                     $    76,000    $        --
                                                     ===========    ===========

               See accompanying notes to the financial statements.

                                       F-5

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION
     -------------------------------------------------------

     The working interest in the Slater Dome Properties (or the "Company") was
     purchased from Skyline Resources, Inc. on February 28, 2003.

     REVENUE RECOGNITION
     -------------------
     The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells.

     ACCOUNTS RECEIVABLE
     -------------------
     The Company uses the direct write-off method for bad debts; this method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

     CASH AND CASH EQUIVALENTS
     -------------------------
     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     USE OF ESTIMATES
     ----------------
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------
     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of
     December 31, 2005. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values.
     These financial instruments include cash, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

     ACCOUNTING FOR OIL AND GAS ACTIVITIES
     -------------------------------------
     The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties, and exploratory dry hole drilling costs are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

     Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

     DEPRECIATION AND DEPLETION
     --------------------------
     Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and quipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property.
     Unproved oil and gas interests are carried at original acquisition costs, including filing and title fees.

                                      F-6

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

     Maintenance and repairs are charged to expense as incurred.

     IMPAIRMENT OF LONG LIVED ASSETS
     -------------------------------
     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived
     Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS
     No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. The Company's evaluation has not resulted in a charge to operations for impairment in either 2005 or 2004.

     INCOME TAXES
     ------------
     The Company accounts for income taxes in accordance with SFAS No. 109,
     "Accounting for Income Taxes," which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

     MAJOR CUSTOMERS
     ---------------
     Sales to one major unaffiliated customer for year ended December 31, 2005 and 2004 were $98,234 and $0, respectively. The Company, however, believes that it is not dependent upon this customer due to the nature, of its product, and the gas sales contract provides that the Company may terminate the contract with sixty days notice.

     ASSET RETIREMENT OBLIGATIONS
     ----------------------------
     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset
     Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and normal use of the asset. The Company's asset retirement obligations relate primarily to the retirement of oil and gas properties and related production facilities, lines, and other equipment used in the field operations, together with the gas gathering pipeline. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made.
     The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

     The implementation of SFAS No. 143 during the year ended December 31, 2005 resulted in an increase of $76,000 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

                                      F-7

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

     RECENT ACCOUNTING PRONOUNCEMENTS
     --------------------------------
     In April 2005, the FASB issued staff position No. 19-1 (FSP 1 No. 9-1) on accounting for suspended well costs. FSP No. 19-1 amends FASB Statement No.
     19, "Financial Accounting and Reporting by Oil and Gas Producing
     Companies," for companies using the successful-efforts method of accounting. FSP No. 19-1 concludes that exploratory well costs should continue to be capitalized when a well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the well. FSP No. 19-1 also requires certain disclosures with respect to capitalized exploratory well costs. FSP 1 No.
     9-1 was effective for the first reporting period beginning after April 4,
     2005, and is to be applied prospectively to existing and newly-capitalized exploratory well costs. The adoption of FSP 19-1 had no material impact on the Company's financial statements.

     In June 2005, the FASB issued Statement No. 154, "Accounting Changes and
     Error Corrections," which replaces APB Opinion No. 20 and FASB Statement
     No. 3. FASB Statement No. 154 changes the requirements for the accounting and reporting of a change in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. FASB Statement No. 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FASB Statement No. 154 is effective for fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

     In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for
     Conditional Asset Retirement Obligations." FIN No. 47 clarifies the definition and treatment of conditional asset retirement obligations as discussed in FASB Statement No. 143, "Accounting for Asset Retirement
     Obligations." A conditional asset retirement obligation is defined as an asset retirement activity in which the timing and/or method of settlement are dependent on future events that may be outside the control of a company. FIN 47 states that a company must record a liability when incurred for conditional asset retirement obligations if the fair value of the obligation is reasonably estimable. FIN No. 47 is intended to provide more information about long-lived assets, more information about future cash outflows for these obligations and more consistent recognition of these liabilities. FIN 47 is effective for fiscal years ending after December 15,
     2005. The Company does not believe that its financial position, results of operations, or cash flows will be impacted by this Interpretation .

     In January 2006, the Financial Accounting Standards Board published FASB
     Statement of Financial Accounting Standard No. 155, "Accounting for Certain
     Hybrid Financial Instruments--An amendment of FASB Statements No. 133 and
     140," to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 permits fair-value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair-value basis. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

2.   PROPERTY AND EQUIPMENT
     ----------------------
     Property and equipment consists of the following:

     Proved oil and gas properties                             $ 2,679,953
     Accumulated depreciation and depletion                       (172,500)
                                                               -----------
                                                               $ 2,507,453
                                                               ===========

                                      F-8

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

     Total depreciation and depletion of property and equipment amounted to
     $172,500 and $0 for the years ended December 31, 2005 and December 31,
     2004, respectively.

3.   INCOME TAXES
     ------------
     The Company accounts for income taxes under SFAS No. 109, "Accounting for
     Income Taxes," which requires, use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently-enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized. A reconciliation of the Company's asset retirement obligation liability is as follows:

     The provision (benefit) for income taxes consists of the following components:

                                         December
                                   ---------------------
                                     2005         2004
                                   ---------   ---------
                     Current       $      --   $      --
                     Deferred      $      --   $      --

     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                     Statutory U.S. federal rate         34.00%
                     State income taxes                   4.95%
                                                        ---------
                     Total                               38.95%
                     Net operating loss                 (38.95)%
                                                        ---------
                                                           -0- %
                                                        =========

     The Company's provision for income taxes differs from applying the statutory United States federal income tax rate to income before income taxes. The primary differences result from net operating losses.

4.   COMMITMENTS LAWS AND REGULATIONS
     --------------------------------
     The Company is subject to extensive federal, state, and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

5.   MARKET RISK
     -----------
     The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

                                      F-9

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

6.   DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------
     The Company has incurred the following costs, both capitalized and expensed, in respect to its oil and gas property acquisition. Exploration and development activities are summarized as follows for the year ended
     December 31, 2005 (all in the United States):

            Property Acquisition Costs:
            Proved properties                                      $     --

            Unproved properties                                    $     --

            Exploration costs                                      $  6,534

            Development costs                                      $676,121

     Results of operations for oil and gas producing activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the years ended December 31, 2005 and 2004 (all in the United
     States):

                                                        As of December 31,
                                                     ----------------------
                                                        2005         2004
                                                     ---------    ---------

     Operating revenues                              $  98,234    $     -0-
                                                     ---------    ---------
     Costs and expenses:

          Production                                   767,087      140,201

          Exploration                                    6,534          352

          Depletion, depreciation and amortization     172,500          -0-
                                                     ---------    ---------

                   Total costs and expenses            946,122      140,553
                                                     ---------    ---------

     (Loss) from oil and gas producing activities    $(847,888)   $(140,553)
                                                     =========    =========

7.   SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)
     -------------------------------------------------
     At December 31, 2005, the estimated oil and gas reserves presented herein were derived from reports prepared by an independent petroleum engineering firm. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available, and these changes could be material. The properties included in the oil and gas reserve estimates are those properties at the Slater Dome Prospect that are connected to the gas gathering pipeline at December 31, 2005.

     Proved oil and gas reserves are the estimated quantities of crude oil, condensate natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves expected to be recovered through existing wells with existing equipment and operating methods.

     Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

     Estimated Oil and Gas Reserve Quantities.

     Estimated quantities of proved developed and proved undeveloped reserves
     (all of which are located within the United States), as well as the changes in proved developed reserves during the periods indicated, are presented in the following two tables:

                                      F-10

                             SLATER DOME PROPERTIES.

                          Notes to Financial Statements

                                December 31, 2005

     Proven Net Reserves

                                                                Natural
                                                               Gas (mcf)
                                                               ---------
        Proved net reserves at December 31, 2004                      --
        Revisions of previous estimates                               --
        Extensions and discoveries                             8,214,000
        Sales of reserves in place                                    --
        Improved recovery                                             --
        Purchase of reserves                                          --
        Production                                                    --
                                                               ---------
        Proved developed net reserves at December 31, 2005     8,214,000
                                                               =========

     Since this was the first year that the Company had reserves, there was no revision of previous estimates of reserves. All of the Company's oil and gas reserves are classified as proved developed or proved undeveloped.

     Standardized Measure of Discounted Future Net Cash Flow

     The table below sets forth a standardized measure of the estimated discounted future net cash flow attributable to the Company's proved oil and gas reserves. Estimated future cash inflows were computed by applying prices of $6.00 per mcf of natural gas to the estimated future production of proved oil and gas reserves at December 31, 2005. There were no reserves at December 31, 2004; therefore there are no revisions of quantity estimates. There were no extensions, discoveries or improved recoveries for the year ended December 31, 2005. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Discounting the annual net cash flows at 10%
     illustrates the impact of timing on these future cash flows.

     Standardized Measure of Estimated Discounted Future Net Cash Flows

                                                                 December 31,
                                                               2005        2004
                                                           --------------------

  Future cash inflows                                      $49,289,000   $   --
                                                           --------------------
  Deduct:
  Future production costs                                   18,112,000       --
  Future development costs                                   6,441,000       --
  Future income taxes                                        9,400,000       --
                                                           --------------------

                                                            33,953,000       --
                                                           --------------------

  Future net cash flows                                     15,336,000       --

  Less 10% discount amount                                   5,524,000       --
                                                           --------------------
  Standardized measure of discounted future net cash
           flows relating to proved oil and gas reserves   $ 9,812,000   $   --
                                                           ====================

                                      F-11

                             SLATER DOME PROPERTIES

                         UNAUDITED FINANCIAL STATEMENTS

                       FOR THE TEN MONTHS OCTOBER 31, 2006

                                                                         Page
                                                                        -------

Financial Statements

Balance Sheet October 31, 2006 (unaudited)                                F-1

Statements of Operations for the Ten Months Ended
  October 31, 2006 and 2005 (unaudited)                                   F-2

Statements of Cash Flows for the Ten Months Ended
  October 31, 2006 and 2005 (unaudited)                                   F-3

Notes to Financial Statements                                             F-4

                             SLATER DOME PROPERTIES
                                  BALANCE SHEET
                                October 31, 2006
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS
      Accounts receivable, trade                                      $   26,745

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $314,300                                            3,025,952
                                                                      ----------

                                                                      $3,052,697
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                $   45,820

LONG TERM LIABILITIES
      Asset retirement obligation                                         76,000

      EQUITY
         Owner's equity                                                2,930,877
                                                                      ----------

                                                                      $3,052,697
                                                                      ==========

       See the accompanying notes to the unaudited financial statements.

                                       F-1

                             SLATER DOME PROPERTIES
                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)
                                                        Ten Months Ended      Ten Months Ended
                                                        October 31, 2006      October 31, 2005
                                                        -----------------     ----------------
Operating revenues
       Oil and gas sales                                $         167,062     $         45,028
                                                        -----------------     ----------------

Operating expenses
       Exploration costs, including dry holes                      20,072                9,805
       Lease operating expenses                                   663,717              419,902
       Cost of gas gathering                                       60,875                4,707
       General and administrative                                  19,800               18,150
       Depreciation, depletion and amortization                   141,800               22,300
                                                        -----------------     ----------------
            Total operating expenses                              906,264              474,864
                                                        -----------------     ----------------

(Loss) before income taxes                                       (739,202)            (429,836)
                                                        -----------------     ----------------

Income taxes
       Current                                                         --                   --
       Deferred                                                        --                   --
                                                        -----------------     ----------------
                                                                       --                   --
                                                        -----------------     ----------------

Net (loss)                                              $        (739,202)    $       (429,836)
                                                        =================     ================

       See the accompanying notes to the unaudited financial statements.

                                       F-2

                            SLATER DOME PROPERTIES
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                                       Ten Months Ended   Ten Months Ended
                                                       October 31, 2006   October 31, 2005
                                                       ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss)                                        $      (739,202)   $      (429,836)
     Adjustments to reconcile net (loss) to net cash
       (used in) operating activities:
          Depreciation, depletion and amortization             141,800             22,300
          (Increase) decrease in assets:
            Accounts receivable, trade                          15,760             45,028
          Increase (decrease) in liabilities:
            Accounts payable                                  (123,010)          (123,040)
                                                       ---------------    ---------------

       Net cash (used in) operating activities                (704,652)          (485,548)
                                                       ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                       (660,298)          (616,904)
                                                       ---------------    ---------------

       Net cash (used in) investing activities                (660,298)          (616,904)
                                                       ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Capital contribution                                    1,364,950          1,102,452
                                                       ---------------    ---------------

       Net cash provided by financing activities             1,364,950          1,102,452
                                                       ---------------    ---------------

INCREASE (DECREASE) IN CASH                                         --                 --

BEGINNING BALANCE                                                   --                 --
                                                       ---------------    ---------------

ENDING BALANCE                                         $            --    $            --
                                                       ===============    ===============

Cash paid for interest                                 $            --    $            --
                                                       ===============    ===============

       See the accompanying notes to the unaudited financial statements.

                                       F-3

                             SLATER DOME PROPERTIES.

                     Notes to Unaudited Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The working interest in the Slater Dome Properties (or the "Company") was
purchased from Skyline Resources, Inc. on February 28, 2003.

Unaudited Statements
--------------------

The financial statements included in this Form 8-K/A have been prepared by the
Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading.
These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year.
These financial statements should be read in conjunction with the audited financial statements at December 31, 2005, included in the Company's report on
Form 8-K.

                                      F-4

                            NEW FRONTIER ENERGY, INC.

                    PRO-FORMA UNAUDITED FINANCIAL STATEMENTS

                     FOR THE PEROID ENDED NOVEMBER 30, 2006

                                                                            Page
                                                                            ----

Financial Statements
    Pro-forma unaudited balance sheet November 30, 2006                      F-1
    Pro-forma unaudited statements of operations, period ended
          November 30, 2006                                                  F-2
    Pro-forma unaudited statements of operations, period ended
          February 28, 2006                                                  F-3
Notes to unaudited pro-forma financial statements                            F-4

                            NEW FRONTIER ENERGY, INC.
                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                 (UNAUDITED)
                                                                    November 30,     October 31,
                                                                        2006            2006
                                                                    New Frontier     Slater Dome    Adjustments      Pro-Forma
                                                                    Energy, Inc.     Properties
                                                                    ------------    ------------    ------------    ------------
                                        ASSETS
CURRENT ASSETS
  Cash                                                              $    311,559    $         --              --    $    311,559
  Accounts receivable, trade                                              96,162          26,745              --         122,907
  Prepaid expenses                                                        37,334              --              --          37,334
                                                                    ------------    ------------    ------------    ------------
       Total current assets                                              445,055          26,745              --         471,800
                                                                    ------------    ------------    ------------    ------------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $861,094                                            7,391,665       3,025,952(1)    4,974,048      15,391,664
                                                                    ------------    ------------    ------------    ------------

OTHER ASSETS
  Deposits on production purchase                                        600,000              --(1)     (600,000)            --
  Deferred offering costs                                                  2,500           2,500              --           2,500
                                                                    ------------    ------------    ------------    ------------
                                                                         602,500              --        (600,000)          2,500
                                                                    ------------    ------------    ------------    ------------

                                                                    $  8,439,220    $  3,052,697    $  4,374,048    $ 15,865,964
                                                                    ============    ============    ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                                  $    882,659    $     45,820              --         928,479
  Notes payable                                                          600,000              --              --         600,000
  Dividends payable                                                      588,940              --              --         588,940
  Accrued expenses                                                       107,536              --              --         107,536
  Accounts payable, affiliates                                            35,053              --              --          35,053
  Convertible debenture                                                2,046,082              --              --       2,046,082
                                                                    ------------    ------------    ------------    ------------
       Total current liabilities                                       4,260,270          45,820              --       4,306,090
                                                                    ------------    ------------    ------------    ------------

LONG TERM LIABILITIES

  Convertible debenture, affiliates                                      587,068              --              --         587,068
  Accrued interest                                                         8,508              --           8,508
  Asset retirement obligation                                             62,700          76,000              --         138,700

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                             419,022              --              --         419,022

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value, 25,000,000 shares authorized:
     Series A Convertible, 100,000 shares authorized
     none issued and outstanding                                              --              --              --              --
     Series B Convertible, 36,036 shares authorized
     29,410 issued and outstanding                                            29              --              --              29
     Series C Convertible, 230,000 shares authorized
     none issued and outstanding                                              --              --              --              --
  Common stock, $.001 par value, 50,000,000 shares authorized,
       5,896,988 shares issued and outstanding                             5,896              --              --           5,896
  Additional paid in capital                                          12,250,273       4,715,821 (1)   4,374,048      21,340,141
  Accumulated (deficit)                                               (9,154,546)     (1,784,944)             --     (10,939,490)
                                                                    ------------    ------------    ------------    ------------
                                                                       3,101,652       2,930,877       4,374,048      10,406,576
                                                                    ------------    ------------    ------------    ------------
                                                                    $  8,439,220    $  3,052,697    $  4,374,048    $ 15,865,964
                                                                    ============    ============    ============    ============

Read the accompanying notes to the pro-forma consolidated financial statements.

                                       F-1

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                  New Frontier       Slater Dome
                                                   Energy, Inc.      Properties      Adjustments     Pro-Forma
                                                Nine Months Ended  Ten Months Ended
                                                   November 30,      October 31,
                                                      2006              2006
                                                 --------------    --------------    -----------    -----------
Operating revenues
      Oil and gas sales                          $      169,435    $      167,062    $        --    $   336,497
      Gathering fees                                    100,930                --        (45,342)        55,588
                                                 --------------    --------------    -----------    -----------
                                                        270,365           167,062        (45,342)       392,085

Operating expenses
      Exploration costs, including dry holes             85,005            20,072             --        105,077
      Lease operating expenses                          473,982           663,717             --      1,137,699
      Cost of gas gathering                               2,060            60,875        (45,342)        17,593
      General and administrative                        949,321            19,800             --        969,121
      Issuance of common stock warrants                 515,550                --             --        515,550
      Depreciation, depletion and amortization          255,799           141,800             --        397,599
                                                 --------------    --------------    -----------    -----------
          Total operating expenses                    2,281,717           906,264        (45,342)     3,142,639
                                                 --------------    --------------    -----------    -----------

(Loss) from operations                               (2,011,352)         (739,202)            --     (2,750,554)
                                                 --------------    --------------    -----------    -----------

Other income (expense)
      Interest income                                    16,619                --             --         16,619
      Interest expense                                  (64,164)               --             --        (64,164)
      Debt issuance costs, non-cash                    (681,630)               --             --       (681,630)
                                                 --------------    --------------    -----------    -----------
          Other income (expense), net                  (729,175)               --             --       (729,175)
                                                 --------------    --------------    -----------    -----------

(Loss) before income taxes                           (2,740,527)         (739,202)            --     (3,479,729)
                                                 --------------    --------------    -----------    -----------

Income taxes
      Current                                                --                --             --             --
      Deferred                                               --                --             --             --
                                                 --------------    --------------    -----------    -----------
                                                             --                --             --             --
                                                 --------------    --------------    -----------    -----------

Minority interest in net (income) loss of
      consolidated subsidiary                            (2,389)               --             --         (2,389)
                                                 --------------    --------------    -----------    -----------

Net (loss)                                           (2,742,916)         (739,202)            --     (3,482,118)
Preferred stock dividends and distributions
      to minority interests                            (297,607)               --             --       (297,607)
                                                 --------------    --------------    -----------    -----------

Net (loss) attributable to common shareholders   $   (3,040,523)   $     (739,202)   $        --    $(3,779,725)
                                                 ==============    ==============    ===========    ===========

Net (loss) per common share
      Basic and diluted                                                                             $     (0.70)
                                                                                                    ===========

Weighted average shares outstanding
      Basic and diluted                                                                               5,390,508
                                                                                                    ===========

Read the accompanying notes to the pro-forma consolidated financial statements.

                                      F-2

                            NEW FRONTIER ENERGY, INC.
                 PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   New Frontier      Slater Dome
                                                   Energy, Inc.      Properties       Adjustments      Pro-Forma
                                                Fiscal Year Ended  12 Months Ended                    (Unaudited)
                                                   February 28,      December 31,
                                                       2006             2005
                                                 ---------------    ---------------    -----------    -----------
Operating revenues
   Oil and gas sales                             $       144,853    $        98,234             --    $   243,087
   Gathering fees                                         14,599                 -- (2)     (7,647)         6,950
                                                 ---------------    ---------------    -----------    -----------
                                                         159,452             98,234         (7,647)       250,037

Operating expenses
   Exploration costs, including dry holes                132,551              6,534             --        139,085
   Lease operating expenses                              668,788            743,306 (2)     (7,647)     1,404,405
   Cost of gas gathering                                   2,427                 --             --          2,427
   General and administrative                            892,338             23,781             --        892,338
   General and administrative-noncash
         stock-based compensation                        478,542                 --             --        478,542
   Restricted stock award                                234,000                 --        234,000
   Depreciation, depletion and amortization              188,915            172,500             --        361,415
                                                 ---------------    ---------------    -----------    -----------
         Total operating expenses                      2,597,561            946,122         (7,647)     3,536,034
                                                 ---------------    ---------------    -----------    -----------

(Loss) from operations                                (2,438,109)          (847,888)            --     (3,285,997)
                                                 ---------------    ---------------    -----------    -----------
Other income (expense)
   Interest income                                         8,779                 --             --          8,779
   Gain (loss) on sale of assets                              --                 --             --             --
   Interest expense                                      (68,767)                --             --        (68,767)
   Debt issuance costs, non-cash                        (542,018)                --             --       (542,018)
                                                 ---------------    ---------------    -----------    -----------
         Other income (expense), net                    (602,006)                --             --       (602,006)
                                                 ---------------    ---------------    -----------    -----------

(Loss) before income taxes                            (3,040,116)          (847,888)            --     (3,888,003)
                                                 ---------------    ---------------    -----------    -----------

Income taxes
   Current                                                    --                 --             --             --
   Deferred                                                   --                 --             --             --
                                                 ---------------    ---------------    -----------    -----------
                                                              --                 --             --             --
                                                 ---------------    ---------------    -----------    -----------
Minority interest in net loss of
   consolidated subsidiary                                28,560                 --             --         28,560
                                                 ---------------    ---------------    -----------    -----------

Net (loss)                                            (3,011,556)          (847,888)            --     (3,859,443)

Preferred stock dividends                               (418,580)                --             --       (418,580)
                                                 ---------------    ---------------    -----------    -----------

Net (loss) attributable to common shareholders   $    (3,430,136)   $      (847,888)   $        --    $(4,278,023)
                                                 ===============    ===============    ===========    ===========

Net (loss) per common share
   Basic and diluted                                                                                  $     (1.17)
                                                                                                      ===========
Weighted average shares outstanding
   Basic and diluted                                                                                    3,667,947
                                                                                                      ===========

        See accompanying notes to the consolidated financial statements.

                                       F-3

                            NEW FRONTIER ENERGY, INC.

                Notes to Pro-Forma Unaudited Financial Statements

SUMMARY
-------

     The accompanying unaudited pro-forma financial statements give effect to the Purchase and Sale Agreement dated November 3, 2006 (the "Agreement")
     with Cedar Ridge, LLC. ("Cedar Ridge") which closed on December 14, 2006, whereby New Frontier Energy, Inc. ("New Frontier" or the "Company")
     acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Field located along the eastern edge of the
     Greater Green River basin in northwest Colorado and south central Wyoming
     ("Slater Dome Properties"). The Agreement specified that the conveyance of the properties is to be effective as of November 1, 2006. The Company paid
     $8,000,000 in cash for the assets acquired on December 4, 2006 and on
     December 14, 2006 the Company provided evidence of bonding and the acquisition of Cedar Ridge's interest was consummated.

     The statements presented include the pro-forma balance sheet as of November
     30, 2006 for the Company and October 31, 2006 for Slater Dome Properties
     and the pro-forma income statement for the nine months ended November 30,
     2006 for the Company and the ten months ended October 31, 2006 for Slater
     Dome Properties and the pro-forma income statement for the year ended
     February 28, 2006 and the year ended December 31, 2005 for Slater Dome
     Properties. The pro-forma financial statements were derived from the unaudited interim financial statements for Company. The pro-forma statements of operations assume that the combination took place at the beginning of the period presented.

     The pro-forma financial statements give effect to the combination using the purchase method of accounting. The pro forma assumptions and adjustments are set forth in the accompanying notes to the pro forma financial statements.

     The results of operations are not necessarily indicative of those which would have been attained had the transaction occurred at the beginning of the period presented. The pro-forma financial statements should be read in conjunction with the historical financial statements of Company and Slater
     Dome Properties.

     Pro forma basic earnings (loss) per share is computed using the number of common shares of New Frontier outstanding for the period presented.

ADJUSTMENTS
-----------

     (1) To gross up the property to reflect the acquisition price and reclassify the deposit on the property.

     (2) To eliminate inter-company transactions.

                                      F-4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 2007               NEW FRONTIER ENERGY, INC.

                                  By:  /s/ Les Bates
                                       ----------------------------------------
                                       Treasurer, Chief Accounting and
                                       Financial Officer, Secretary and Director

                                       3